Exhibit 10(m)

THIRD AMENDMENT TO EFH SECOND SUPPLEMENTAL RETIREMENT PLAN

Pursuant to the authority of the Board of Directors of Energy Future Holdings Corp., and the provisions of Section 5.1 thereof, the EFH Second Supplemental Retirement Plan (“Plan”), as amended and restated as of October 10, 2007, is hereby amended in the following respects only, effective, except as otherwise stated, as of January 1, 2010.

(1)	The Plan is hereby amended by adding a new subsection (c) to Section 4.2 to read as follows:

“(c) Notwithstanding subsection (b), effective with respect to any Participant who experiences a Separation from Service on or after March 1, 2010, if the lump sum present value of a Participant’s entire vested Supplemental Retirement Benefit under the Plan is $5,000 or less upon his or her Separation from Service, the present value of such Participant’s Supplemental Retirement Benefit shall be paid to such Participant in a single lump sum upon such Participant’s Separation from Service.”

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument Amendment to the EFH Second Supplemental Retirement Plan, the Board of Directors of Energy Future Holdings Corp. has caused these presents to be duly executed in the name and on the behalf of Energy Future Holdings Corp., by an authorized officer thereof, thereunto duly authorized this 21st day of April, 2010.

ENERGY FUTURE HOLDINGS CORP.

/s/ RICHARD LANDY
Richard Landy,
Executive Vice President, Human Resources